REGULATION E OFFERING CIRCULAR

$2,500,000

625,000  Units, each consisting of one share of common stock and one warrant to purchase one share of common stock at $4.00 cash per unit

Independent Film Development Corporation is offering; as its initial public offering, pursuant to the exemption from registration contained in Regulation E, propounded by the Securities and Exchange Commission, 625,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock for the purchase price of $4.00 cash per share.  Warrants offered hereby entitle the holder to purchase one share of common stock of the company per warrant at the price of $4.00 per share, are exercisable at any time up t their expiration, and may not be called by the company.  Warrants expire by their terms on October 25, 2008.  The proposed sale will begin on or about July 8, 2008, and will continue until the Offering is completed. No minimum sale is required, and there is no minimum offering.  There is no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Independent Film Development Corporation in its discretion. Our common stock is not currently listed or quoted on any quotation medium. This offering will terminate six months from the date of this prospectus.  The offering is being self-underwritten through Independent Film Development Corporation’s officers, but allows participation by selected broker dealers who are registered with FINRA.  After closing, management intends to apply to American Stock Exchange (AMEX) if qualified, or to another exchange it may qualify for, such as OTCQX Premium Tier, but there can be no assurance that such listing will be accepted.

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The units offered are speculative and involve a high degree of dilution.  SEE “RISK FACTORS” ON PAGE 6.  The Company’s net asset value per share is $.51 as of March 31, 2008, and $.94 per share as adjusted for receipts of this offering, assuming the sale of all Units and the exercise of all warrants.

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THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION.  THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

		Underwriting	Proceeds to Company
	Price to Investors (1)	Discount (2)	Before Expenses (3)
Per Unit	$ 4.00	$ 0	$ 4.00
Total	$ 2,500,000	$ 0	$ 2,500,000

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(1)  The Board of Directors of the Company has discretion in determining the offering price per unit based on negotiated transactions with potential        investors.

(2)   The Company will not pay an underwriting discount, but will pay up to 10% in finder’s fees to brokers and dealers who are registered members              of FINRA, and will pay a non accountable expense allowance to dealers of 3% unless this offering is terminated

(3) The Company has incurred approximately $20,000 in expenses, including $15,000 legal, $4,000 accounting, and $1,000 printing costs, associated            with the Offering.

The date of this Offering Circular is June 26, 2008

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CIRCULAR SUMMARY

Independent Film Development Corporation is primarily focused on investing in the securities of development stage and start up companies, with an emphasis on film production and film and distribution companies.  We have acquired 70% of the equity securities of Imperia Entertainment, Inc., a film production company, and 100% of the equity securities of the newly formed Signature Entertainment, LLC, a start up film sales and distribution company, that currently has no assets.  We anticipate that our interests in Signature will be diluted when it begins operations and engages its management on a full time basis.  Our plan of operations is to acquire the securities of portfolio companies with an emphasis on those engaged in independent film sales, distribution and production, with a goal toward our portfolio companies combining management, contacts and financing to become a significant competitor to mini-major film studios, such as Lionsgate.  We currently have two portfolio companies; Signature Entertainment, LLC and Imperia Entertainment, Inc.

Signature Entertainment, LLC, is a film distribution and sales company, specializing in the marketing and sales of independent films.  Signature’s management has a marketing and sales staff with over 23 years collective experience in identifying, producing, marketing and selling filmed entertainment.  The majority of Signature’s business operates in a small, low risk, and profitable segment of the entertainment industry that connects the independent filmmakers and distribution outlets.

Imperia Entertainment is engaged in the business of producing highly original television series and producing full length feature independent films. Along with its equity interest in the video movie "All That I Need", (www.allthatineed.net) which was released in theaters December 2, 2005, and its recently completed feature film, “Say It in Russian,” (www.sayitinrussianmovie.com) starring Faye Dunaway, directed by Jeff Celentano (“Primary Suspect,” “Gunshy”) and edited by David Rawlins (“Saturday Night Fever,”) and William Anderson (“The Truman Show,” Gallipoli”), the company’s media library includes the award winning "Autograph" television series, which won a Bronze Medal at the New York festivals in 2003 and a Gold Globe Award from the World Media Festival in Hamburg, in 2003,  The New Three Stooges cartoon series, and seven other DVD films.

 The address of our principal executive offices is: 190 N. Canon Drive, Suite 420, Beverly Hills, California 90210, and our telephone number is 310-275-0880.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements. IFDC's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

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THE OFFERING

Securities Offered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Up to 625,000 units, each consisting of one share and one warrant to purchase one share

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Investment in portfolio companies and payment of officers’ salaries.

Term of offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	180 days.

GENERAL DESCRIPTION OF ISSUER

Independent Film Development Corporation was incorporated in Nevada on September 14, 2007. The Company's fiscal year ends on December 31.  Effective April 22, 2008 we commenced operating as a Business Development Company ("BDC") under Section 54(a) of the Investment Company Act of 1940 ("1940 Act").

Overview

 On April 22, 2008, we elected, by the filing of a Form N-54A, to be regulated as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act").

We intend to invest in companies with strong balance sheets, high profit margins, and solid management teams in place.  We will seek to leverage the combined talents of an experienced management team to invest in primarily film sales, distribution and production companies and to enhance shareholder value.  We will emphasize portfolio companies in the film distribution and production industries, but are not limited to investments in any particular type of portfolio company.

A business development company is defined and regulated by the Investment Act of 1940. A business development company must be organized in the United States for the purpose of investing in or lending primarily to private companies or companies not on any national exchange, and making managerial assistance available to them. A business development company may use capital provided by public shareholders and from other sources to invest in long-term, private investments in businesses. A business development company provides shareholders the ability to retain the liquidity of a publicly traded stock, while sharing in the possible benefits, if any, of investing primarily in privately owned companies.

As a business development company, we may not acquire any asset other than qualifying assets as defined under the 1940 Act, unless, at the time we make the acquisition, the value of our qualifying assets represents at least 70% of the value of our total assets.

The principal categories of qualifying assets relevant to our business are:

o

Securities purchased in transactions not involving any public offering, the issuer of which is an  eligible Portfolio    Companie under the 1940 Act;

o

Securities received in exchange for or distributed with respect to securities described in the bullet above or    pursuant to the exercise of options, warrants or rights relating to such securities; and

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Cash, cash items, government securities or high quality debt securities (within the meaning of the 1940 Act),    maturing in one year or less from the time of investment.

An eligible portfolio company is generally a domestic company that is not an investment company (other than a small business investment company wholly owned by a business development company); and

o

Does not have a class of securities registered on an exchange or a class of securities with respect to which    a broker may extend margin credit; or

o

Is actively controlled by the business development company and has an affiliate of a business    development company on its board of directors.

To include certain securities described above as qualifying assets for the purpose of the 70% test, a business development company must make available to the issuer of those securities significant managerial assistance such as providing significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company or making loans to a portfolio Company.  We offer to provide managerial assistance to each of our portfolio companies.

As a business development company, we are entitled to issue senior securities in the form of stock or senior securities representing indebtedness, including debt securities and preferred stock, as long as each class of senior security has asset coverage of at least 200% immediately after each such issuance.  See "Risk Factors."

We may be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our board of directors who are not interested persons and, in some cases, prior approval by the Securities and Exchange Commission.

As a business development company, our primary goal is to increase our net assets by investing in development stage or start-up companies that possess or will likely identify innovative distribution and production ideas.  These businesses are thinly capitalized, unproven, small companies that lack management depth, are dependent on new, commercially unproven technologies and have no history of operations. It is our goal to assemble a diverse portfolio of companies, which will leverage the combined talents of an experienced management team to incubate these companies and seek to enhance shareholder value.  As a result, we will focus on making equity and not debt investments, but may provide capital to our portfolio companies in the form of debt instruments.

We will likely be periodically examined by the SEC for compliance with the 1940 Act. As with other companies regulated by the 1940 Act, a business development company must adhere to certain substantive regulatory requirements.  A majority of our directors must be persons who are not interested persons, as that term is defined in the 1940 Act.  Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.  Furthermore, as a business development company, we are prohibited from protecting any director or officer against any liability to us or our shareholders arising from willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

We must maintain a code of ethics that establishes procedures for personal investment and restricts certain transactions by our personnel.  Our code of ethics generally does not permit investment by our employees in securities that may be purchased or held by us.  As a business development company under the 1940 Act, we are entitled to provide loans to our employees in connection with the exercise of options. However, as a result of

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provisions of the Sarbanes-Oxley Act of 2002, we are prohibited from making new loans to, or materially modifying existing loans with, our executive officers in the future.

We may not change the nature of its business so as to cease to be, or withdraw our election as, a business development company unless authorized by vote of a "majority of the outstanding voting securities," as defined in the 1940 Act, of our shares. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company's shares present at a meeting if more than 50% of the outstanding shares of such company are present and represented by proxy or (ii) more than 50% of the outstanding shares of such company. Since the Company made its business development company election, it has not made any substantial change in the nature of its business.

We intend to fund new investments using cash, through the issuance of our common stock, the reinvestment of previously accrued interest and dividends in debt or equity securities, or the current reinvestment of interest and dividend income through the receipt of a debt or equity security-payment-in-kind income.  From time to time, the Company may also opt to reinvest accrued interest receivable in a new debt or equity.

Valuation Methodology.

We will determine the value of each investment in our portfolio on a quarterly basis, and changes in value result in unrealized gains or losses being recognized.  At March 31, 2008, approximately 100% of our total assets represented an investment in the portfolio companies at fair value.  Fair value is defined in Section 2(a)(41) of the 1940 Act as (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by the board of directors. Since there is typically no readily ascertainable market value for the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by the board of directors pursuant to a valuation policy and a consistently applied valuation process.  Because of the inherent uncertainty of determining the fair value of investments that do not have a readily ascertainable market value, the fair value of our investments determined in good faith by the board of directors may differ significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.

There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

Unlike banks, we are not permitted to provide a general reserve for anticipated loan losses. Instead, we are required to specifically value each individual investment on a quarterly basis.  We will record unrealized depreciation on investments when it believes that an investment has become impaired. Conversely, we will record unrealized appreciation if it believes that the underlying portfolio companies have appreciated in value and, therefore, our equity security has also appreciated in value.

As a business development company, we will invest in liquid and illiquid securities, including debt and equity securities of private companies.  Our investments will generally be subject to restrictions on resale and generally have no established trading market. Because of the type of investments that the Company makes and will make, and the nature of its business, its valuation process requires an analysis of various factors.  Our fair value methodology includes the examination of, among other things, the underlying investment performance, financial condition, and market changing events that impact valuation.

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Investment Objectives and Policies

The investment objectives of the company are established by the board of directors, and can be changed in the discretion of the board of directors, without the vote of the holders of the majority of the voting securities.   Our valuation policy may also be modified by our board of directors without the vote of holders of the majority of our voting securities, but our code of ethics cannot be changed without such majority voting security approval.

We focus on the development of opportunities to invest in eligible portfolio companies providing early stage capital, strategic guidance and operational support.  Our principal objective is long-term capital appreciation.  We may invest in debt securities of these companies, or may acquire an equity interest in the form of common or preferred stock, warrants or options to acquire stock or the right to convert the debt securities into stock.  We may invest alone, or as part of a larger investment group.  Consistent with our status as a BDC and the purposes of the regulatory framework for BDC’s under the 1940 Act, we will offer to provide managerial assistance, potentially in the form of a consulting agreement or in the form of a board of director’s seat, to the developing companies in which we invest.

In addition, we may acquire either a minority or controlling interest in mature companies that require management aid or capital in a roll-up strategy.  It is anticipated that any acquisitions will be primarily in exchange for our common stock, or a combination of cash and stock.  The principal objective of acquisitions pursuant to a roll-up strategy would be to consolidate an industry and either sell the acquired entities as a larger unit, or take the unit public through an initial public offering, spin-off to our shareholders, or reverse merger into a publicly traded shell corporation.

The securities the company may invest in may include common stock, bonds, convertible debentures, and/or LLC memberships.  Some of them may have no current public market and may be considered to be illiquid.  Over 50% of our investments will probably be in common stock of our portfolio companies.  We intend to focus on the entertainment industry, because our management has experience in the industry and recognizes investment opportunities, and our management believes that, in this economy, there are ample entertainment investments that can be capitalized on by the company which can be more lucrative and subject to more long term appreciation with respect to the cost of the investment, than other growing industry investments.  The company does not intend to only invest in securities in companies for the purpose of exercising control or management.  With regard to the 30% of our assets that are not required to be invested in portfolio companies, we intend to maintain less than 5% of these assets in the form of office furniture and equipment and real estate and improvements thereon, and the remainder will be held in cash, government securities, or high quality debt securities maturing in one year or less from the time of investment.   There are no other significant investment policies not described in this offering circular.

Investment in Portfolio Companies

In November 2008, we acquired securities representing 70% of our first portfolio company, Imperia Entertainment, Inc., whose securities are quoted on the Pink Sheets under the trading symbol, IMPN.  Imperia is a production company which has produced two feature films, and owns two television series and a library of television movies.

As of March 2008, we also own 100% of the membership interests of Signature Entertainment, LLC, a start up, private film distribution and sales company.  We anticipate our interests in Signature to be diluted as it begins its operations and engages its management on a full time basis.

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EMPLOYEES

As of March 31, 2008, we employed a total of 5 people, all of whom were in administration.  We may require additional employees in the future. There is intense competition for capable, experienced personnel and there is no assurance the Company will be able to obtain new qualified employees when required.

The Company believes its relations with its employees are good.

PROPERTIES

We have a sublease on its executive offices in Beverly Hills, California.  We consider our existing facilities to be adequate for our current needs.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Our Primary Assets at the Present Time Consist of Securities in one Portfolio Company with a History of Losses and No Significant Revenues Since Inception and two Start Up Portfolio Companies; one with Limited and one with No Assets.

Our only assets at this time are restricted securities in Imperia Entertainment, Inc., a company which has not generated significant revenue since its inception in 2000, and whose securities are traded on the Pink Sheets, which may not be a proper indication of their fair value, and for which it is not requried to file financial reports with the Securities and Exchange Comission, and Mainline Fillms, LLC, a start up company with three films in development and Signature Entertainment, LLC, a start up company with no assets other than its plan of operations, which has no hard asset value.  Financial statements of the two portfolio companies are not presented herein, and if we were not to diversify our investments, investors risk would be limited to the risk of investing in these two companies; one with volatile market value to its common stock and the other with no market value.

We Will Need to Raise  Capital to Finance Investments

Such financing has historically come from a combination of borrowings and from the sale of common stock to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future investments. Among other things, external financing will be required to cover our expenses. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise

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capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

There is Substantial Doubt About Our Ability to Continue as a Going Concern, which Means that We May Not Be Able to Continue Operations Unless We Obtain Additional Funding

The report of our independent accountants on our December 31, 2007 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Common Stock Has No Market and May Never Develop a Market.

Prior to this offering, there has been no market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all.  After closing, management intends to apply to American Stock Exchange (AMEX) if qualified, or to another exchange it may qualify for, such as OTCQX Premium Tier, but there can be no assurance that such listing will be accepted.

If Our Stock Does Develop a Market, It May Be Affected By Limited Trading Volume and May Fluctuate Significantly

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

We Could Fail to Retain or Attract Key Personnel

Our future success depends, in significant part, on the continued services of Kenneth Eade. We cannot assure you that we would be able to find an appropriate replacement for key personnel. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. We do not presently maintain key-man life insurance policies on Mr. Eade.

Nevada Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Nevada law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

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Our Officers and Directors Have the Ability to Exercise Significant Influence Over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our executive officers and directors, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these executive officers and directors may differ from the interests of the other stockholders.

The Penny Stock Rules will cover our stock, which may make it difficult for a broker to sell investors= shares.  This may make our stock less marketable, and liquid, and result in a lower market price.

 Our common stock is a penny stock, which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

 Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

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Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

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Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

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The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Imperia, 's stock.

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RISKS RELATED TO OUR OPERATION AS A

BUSINESS DEVELOPMENT COMPANY

 We May Change Our Investment Policies Without Further Shareholder Approval.

Although we are limited by the Investment Company Act of 1940 with respect to the percentage of our assets that must be invested in qualified investment companies, we are not limited with respect to the minimum standard that any investment must satisfy, nor the industries in which those investments must operate. We may make investments without shareholder approval and such investments may deviate significantly from our historic operations. Any change in our investment policy or selection of investments could adversely affect our stock price, liquidity, and the ability of our shareholders to sell their stock.

Our Investments May Not Generate Sufficient Income to Cover Our Investments and Expenses.

We intend to make investments into qualified companies that will provide the greatest overall return on our investment. However, certain of those investments may fail, in which case we will not receive any return on our investment. In addition, our investments may not generate income, either in the immediate future, or at all. As a result, we may have to sell additional stock, or borrow money, to cover our operating expenses. The effect of such actions could cause our stock price to decline or, if we are not successful in raising additional capital, we could cease to continue as a going concern.

Our officers and directors have no prior experience in operating a business development company, and this lack of experience may result in additional costs to the company and the losses of certain opportunities.

Since none of our officers and directors have any experience in operating a business development company, they may need to hire additional advisors to educate them, resulting in additional costs to the company, and they may fail to recognize certain profitable opportunities and situations that more experienced management would readily recognize.

PORTFOLIO COMPANIES

We presently have interests in three portfolio companies, Signature Entertainment, LLC, a private company which was organized as a limited liability company in the state of Nevada on May 31, 2008, and Imperia Entertainment, Inc., a corporation originally incorporated in California on March 21, 2000, which subsequently changed its corporate charter to Nevada on July 31, 2007, whose securities are traded on the Pink Sheets under the trading symbol, IMPN.  We also have a 50% interest in Mainline Films, LLC, a private company with three films in development.  The descriptions below are of the business plan of operations of our portfolio companies, and not the company itself.

      Signature Entertainment

Signature Entertainment LLC (“Signature”) is a start-up entertainment company specializing in the  marketing and sales of independently produced films.

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The company acquired an interest in debt securities drawn by Signature Entertainment, which have been converted to limited liability company interests.  Signature has not yet commenced operations.  The limited liability company operating agreement of Signature has reserved 50% of its limited liability company interests or units to be granted to its incoming management as soon as it is capitalized and begins operations.

Each year, independent filmmakers produce over 15,000 films while only a small fraction are able to secure distribution for their product.  At the same time, the proliferation of theatrical and home entertainment outlets, including DVD/video such as Fox Video, Sony Video, Wal-Mart, Blockbuster, pay-per-view/video-on-demand, such as In Demand, pay and free cable/satellite, such as HBO and Showtime, free television, new media, such as Internet, pod-casting, web series,  and electronic delivery systems, and international markets, has resulted in an ever-increasing demand for filmed entertainment content around the globe.  However, the market connecting the filmmakers and the buyers of content is controlled by a few players in the industry.

The majority of Signature’s business operates in a small, low risk, and profitable segment of the entertainment industry that connects the independent filmmakers and distribution outlets.  Signature’s principal activities will consist of the following three complementary areas (in order of emphasis):

Sales agent – Signature licenses partially or fully completed films made by independent filmmakers to entertainment distributions companies such as those listed above.  Signature recoups expenses and earns commissions from the first dollar collected under the licensing deals it generates.   Unlike film producers who make large investments in the production of their films (with little guarantee of return), Signature is able to generate its revenue from these films with minimal investment and risk.

Negative pickups – Signature produces a film on behalf of a studio.  Signature earns the difference between the predetermined budget and the actual cost of making the film, as well as a producer’s fee, typically generating between 5% - 10% of the total budget.

Film production – Signature identifies, produces, and secures distribution of a film.  The Company owns the film in perpetuity and directly participates in all revenue generated by the film.  Signature will only produce films when distribution is secured in advance by its sales agent arm.

There are few significant players in the small independent film sales agent business. The more prominent companies in this sector now focus on larger independent films.  Companies such as New Line Cinema, LionsGate, and The Weinstein Company, all began selling and distributing low-budget independent films before being acquired by major studios or going public.  As these companies have grown, their business has progressed towards larger budget films, creating a large opportunity for Signature with smaller budgeted films.  In addition, investors such as Mark Cuban and Paul Allen are investing millions of dollars in entertainment production and distribution companies, such as Lions Gate, in order to secure content for their media outlets (HDNet and Charter Communications respectively).

Signature’s leading principal has 23 years experience in producing, selling and distributing feature film and television programming, have established a proven track record as well as valuable relationships throughout the entire film supply chain from independent producers to the buyers of filmed entertainment.  These relationships allow Signature to operate in a lucrative and low-risk side of the entertainment business.  The Company anticipates having offices in both New York and Los Angeles.

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Industry/Market Overview

The motion picture industry continues to both grow and evolve.   2006 U.S. box office gross revenues reached approximately $8.8 billion- a 3.6% increase over 2001. Non-theatrical revenues grew 21% from 2001 to $12.3 billion making 2002 the first time that the home video revenue has surpasses that of theatrical grosses.

In the U.S. and international markets, the number of outlets for filmed entertainment continues to increase and fuel demand.  These outlets include: theaters, home video, such as DVD/Video purchases and rentals, television  pay per view, video on demand, premium and pay cable, free television, and satellite, and new media outlets.  In particular, the subscription growth in satellite and digital cable systems has providers scrambling to acquire programming for up to 500 channels.  As the number of home entertainment outlets continues to rise, the percentage of revenues earned by films in non-theatrical distribution outlets over all media outlets will continue to increase.

Another trend in the film industry is the significance of the independent film producers who produce over 15,000 films each year.  Independent films are defined as films financed by any source other than a major studio.  Independent film producers focus on raising money for the making and production of their films; they do not have the know-how or relationships to get their pictures distributed.  Accordingly, of the thousand of films produced each year, only several hundred generate any revenue at all while only a few dozen get distributed to theaters.  In fact, over 83% of DVDs in the market have never been released in theaters.

While the lion’s share of theatrical revenues continues to be generated from the major studio productions, the number of revenue generating films produced by independent filmmakers continues to rise.  In 2006, worldwide sales of independent films in all outlets were estimated to be well over $6 billion.  Festivals like Sundance, Tribeca, Toronto, Berlin and others that showcase independent films are now major entertainment industry events.  In addition, each year several low-budget independent movies continue to “breakout” generating hundreds of millions in revenues, such as, Little Miss Sunshine, Napoleon Dynamite, Cabin Fever, Saw, Diary of A Mad Black Woman, The Blair Witch Project.

The Film Industry

The making and marketing of a movie can be broadly divided into two areas – production and distribution.

Production

The production of a film includes:

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Identifying and acquiring the rights to a story.

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Preproduction (budgeting, casting, location scouting, set design, etc.)

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Principal photography

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Post production (editing, scoring, credits, dubbing, effects, etc.)

The aggregate costs associated with the production of a film are known as “negative costs”.  Independent filmmakers typically finance these costs with proceeds from “friends and family”, and occasionally individual

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investors.  The financial undertaking of independent film production represent the riskiest element in the economics of the film industry because even the best made film will generate no revenue without distribution.  Unbelievably, extremely few independent films have secured distribution before production commences and only a small fraction of films made get distributed at all.

Distribution

The distribution of a film encompasses marketing, advertising and duplicating in all of the outlets (as described above).  Films are usually distributed to markets in order of marginal revenue potential.  Typically the order will be as follows:

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Domestic theatrical

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Foreign theatrical

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Worldwide DVD/Video

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Pay per view (PPV)

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Pay TV

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Foreign TV

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Network TV

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Syndication

Financial success in the theatrical markets is as much determined by a film’s marketing budget (which can equal and even surpass a film’s negative cost) as much as it is by the characteristics of the film, such as quality, cast and genre.  Accordingly, most independent movies, many that appeal to niche audiences, skip theatrical outlets and go “straight to DVD/Video”.

With respect to domestic outlets, most film distribution, both theatrical and non-theatrical, is controlled by the major film entertainment companies, such as Disney; Fox, Paramount and Sony,  as well as mini major companies, such as Lion’s Gate, Think Films, and Focus Features.  Independent filmmakers that do get distribution for their films typically receive “net proceed” deals which mean they receive licensee fees after the distributor/sales agent collects their commissions and recoups their costs.

Domestic Theatrical Distribution

Most producers of independent films that get distributed to the domestic theatrical marketplace do so under “net proceeds” arrangements.  In these arrangements, the distributor retains a distribution fee from the “film rental” (amount received from the exhibitor) and recoups the costs incurred in distributing the film from proceeds.  After these costs are recovered, the remaining amounts constitute “net proceeds” which are typically allocated according to negotiated percentages.

Foreign Distribution

Films released into foreign theatrical markets are typically licensed by distributors who then sublicense the rights to all outlets to foreign sub distributors on a territorial basis.  With respect to independent films, these deals are usually done either on a net proceeds basis or on a flat fee basis.

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Worldwide DVD/Video Distribution

DVD/video cassettes are sold by distributor/sales agents directly to wholesalers who resell them to retailers who in turn rent or sell them to the public.

Television Distribution

Films licensed for television distribution, which includes pay-per view/cable television, network television, satellite, and VOD and television syndication, are typically done so for a fixed number of showings over a period usually commencing one to four years after the initial theatrical or DVD/video release of the picture.  With syndication, producers may license the right to broadcast a picture on local commercial television stations in the United States.

Sales Agents

While there are purportedly a hundred plus companies that act as sales agents for independently produced films, there are only a handful of reputable companies with substantial backing and the ability to integrate and weather the ever changing marketplace.  This points out the opportunity in the industry and is not meant to refer that Signature, a newly created development stage entity with limited financial backing, is among this handful of companies.

Products & Services

The majority of Signature’s business focuses on the licensing of independently produced films to domestic and international distributors “sales agent”.  In addition, Signature will produce small budget movies for major and sub-major studios -negative pickups- as well as produce movies that the Company will own internal productions in perpetuity.

Sales Agent

The overwhelming majority of independent films are made without adequate financing and/or distribution arrangements.  Often independent filmmakers run out of money during the finishing stages of a film.  In some cases, films get “stuck” in post production due to lack of payment to suppliers or become foreclosed films held by financial institutions and/or post production houses.  Those that have managed to complete their films then have the daunting undertaking of marketing the film to distributors.

Signature’s primary focus is to act as a sales agent for independent film producers by providing the sales and marketing services for films.  Signature acquires the rights to license these films (which are either fully or partially completed) from the filmmakers for little or no cash outlay.  Signature then licenses the films to distributors in the various outlets (i.e., theatrical, home video, cable, TV, international, etc.).  The process usually takes between 1 – 12 months beginning when the sales agreement is effected with the filmmaker.  For a minimum cash outlay, Signature can participate in the revenue streams of films that cost hundreds of thousands to millions of dollars to produce.   In addition, Signature will earn commissions from the first dollar received and recoups its upfront expense before the producer receives any proceeds.

Signature’s principals have the relationships and credibility with independent filmmakers, production suppliers and the distribution companies.  This is due to their track record of profitably identifying and licensing films on behalf

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of producers.  Further, the production experience of Signature’s principals enables them to enable the completion of any unfinished films quickly and efficiently.

Acquisitions and Marketing

Signature identifies films through its network of independent filmmakers as well as industry festivals and trade shows including Sundance, Tribeca, Cannes, and Toronto.   Signature estimates that it will represent, as a sales agent, 60+ films in the five years in this plan.  These films are projected to have gross licensing fees ranging from $350,000 - $3,000,000 with the majority of films generating gross licensing fees in the high six figures.   While it is possible that one or more of these films is distributed in theaters, the projected gross licensing fees only include revenue from non-theatrical outlets.

Signature will acquire the rights to license (as sales agent) films for a period of 7-25 years in return for a commission ranging from 10-30% of the licensing fees paid by the distributors.  In some cases, Signature will incur minimal upfront costs including: advances to the filmmaker, costs for finalizing the film, and marketing costs.  Upon signing a sales agent agreement, Signature and the filmmakers agree on the “market attendance fees”, trailer/artwork and other marketing costs.  These costs, along with any advances to the filmmaker and/or costs to complete the film, are recouped by Signature after its commission, but before any proceeds are paid to the filmmaker.  Signature will incur costs of approximately $40-150K per film to prepare marketing materials including the production of a trailer, artwork, etc.

Signature markets these films to distributors in all domestic and international outlets by utilizing its relationships with distributors for various markets as well as through industry shows and conferences (e.g., AFM, MIPCOM, and NATPE).

Sample gross profit calculation for a typical sales agent arrangement:

	Total		Signature (gross profit)
Gross licensing fees	$500,000
Signature commission	(125,000)		$125,000
Acquisition cost	(50,000)	(A)	5,000 (B)
Marketing (trailer & artwork)	(50,000)	(A)
Market attendance fees	(70,000)	(A)	45,500 (C)
Balance to producer	$205,000
Signature gross profit	$175,500

(A) Recoupable after commission
(B) Marketing costs have a 10% margin
(C) Market attendance fees typically have at least a 65% margin

Negative Pickups

Studios often hire film production companies to produce lower budgeted films.  In these situations, known as “negative pickups”, the studio and the production company agree on a budget for the film and the production company keeps the difference of the budget and the actual cost of producing the film, as well as a producer’s fee, typically generating between 5% - 10% of the total budget.

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Signature’s principals have profitably produced low budget films.  Signature’s ability to produce quality films at or under budget stems from low overhead and excellent relationships with industry suppliers.  As Signature does not receive funds (other than the producer’s fee which is paid over the course of production) from the studio until after the film is delivered, a credit facility will be arranged to cover the cost of producing the film.  In addition, a completion bond is obtained.

Signature expects to produce approximately 5 films under negative pickup arrangements with budgets ranging from $1.4M to $3.8M in the five years covered by this plan generating estimated profits ranging from $300K to $900K per film.

Internal Production

The financing and production of movies is often the riskiest and most rewarding part of the entertainment business. Signature will mitigate the inherent risks by only producing films that have secured distribution in some or all markets.  In addition, Signature will act as the sales agent for the films it produces.  In the five years covered by this plan, Signature plans on producing 10 films with an average budget of $300,000.  These films are estimated to generated revenues ranging from $500,000 to $1,500,000 averaging $700,000.

A.  Motion Picture Production

Initially, the Company will produce quality, moderately budgeted feature-length motion pictures, from a variety of genres, for worldwide distribution, which it will generally develop internally.  Said films will have a majority of the production budget pre-sold prior to embarking on production.  The Company will look to have approximately 75% of any individual budget covered by license fees to mitigate the downside risk of production.

1.  Late-Night Banner

Under a Late Night banner, the Company will produce feature-length motion pictures, generally budgeted at approximately $200,000 each (inclusive of corporate overhead and distribution expenses), with erotic R-Rated content that is produced to be distributed worldwide to cable television channels (e.g., HBO, Showtime, Cinemax and Playboy TV, etc.) worldwide during “late-night” time slots, and to and through the home entertainment distribution window (e.g., video and DVD).

Officers and Directors

Joseph Dickstein – Managing Member

Mr. Dickstein has been Senior Vice President of Film Acquisitions and Marketing at Mainline Releasing / Lightning Entertainment / MRG, a production and distribution company, since August 1998.  In his tenure at Mainline, Dickstein has increased the company’s revenues from film acquisitions, licensing and production from $4,000,000 to $18,000,000 per year.  Dickstein has been responsible for the acquisition and distribution of over one hundred films.

Prior to Mainline, Mr. Dickstein served as senior Vice President of Worldwide Sales and Distributions for G.E.L. Productions & Distributions Inc. where he shared responsibility for all facets of worldwide sales, acquisitions, film productions, strategic planning and corporate affairs.  He also directed marketing campaigns and attended all international sales markets.

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Mr. Dickstein financed and produced over 500 hours of special interest military oriented programming, which he negotiated and sold to the Military Channel.  Additionally, he purchased the franchise rights for numerous Haagen-Dazs stores in Los Angeles and San Francisco which he later sold at a substantial profit.

Amy Steuer – Acquisition and Marketing Executive

Ms. Steuer currently owns Integration Entertainment, a company that represents and brokers deals for completed films. She has been involved with such films as Nelly's SNIPES (Columbia Tri-Star and New Line Television), NOW YOU KNOW (The Weinstein Company), WRESTLEMANIAC (Anchor Bay), SASQUATCH HUNTERS (Sony), H.P. LOVECRAFT'S BEYOND THE WALL OF SLEEP, FEAR OF CLOWNS, SEA OF FEAR (Lionsgate), PERTH (Tartan), and many, many others.

She maintains ongoing relationships with companies such as New Line Cinema, Lionsgate, Revolution Studios, Columbia Tri-Star (Sony), Blockbuster, The Weinstein Company, Legendary Pictures, Warner Bros, Fox, Paramount, and Universal, as well as extensive relationships with Newmarket, Genius Entertainment and others.

Prior to forming Integration Entertainment, Steuer served as the Executive Director of Acquisitions at Artisan Entertainment. While at Artisan, she was the Executive in Charge of Production on features such as TICKER (Tom Sizemore, Steven Seagal, Nas, Jaime Pressley, Dennis Hopper), GOOD ADVICE (Charlie Sheen, Denise Richards, Angie Harmon) and many other films.

Prior to Artisan, Steuer worked in Acquisitions and Development at Hallmark Entertainment, Spelling Films, Republic Pictures and Prism Pictures.

Jeff Ritchie – Head of Production

Mr. Ritchie has produced over a dozen feature films, writing three produced scripts and producing numerous commercials all in the last eight years. His credits include SOULKEEPER a film made on a very modest budget, which premiered on the Sci-Fi channel in 2001 and scored in the top non-theatrical sales week after week at video stores.

Mr. Ritchie produced and wrote “Cookers,” an edgy, gritty drug/horror story that made the rounds at many film festivals including the Milan Film Festival where it won Best Film, Best Cinematography, Best Editing and Best Music. In addition, Ritchie wrote and produced “American Crime,” a psychological thriller which stars Rachel Leigh Cook, Kip Pardue, Annabella Sciorra and Carey Elwes.

Ritchie is represented by the William Morris Agency.

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Our portfolio company, Imperia Entertainment, Inc., has adopted a plan of operations, emphasizing three main areas of film production and finance; Co-financing, acquiring product in the development stage, and its own film production.  Preferred shares acquired by the company in Imperia had a conversion feature of 100,000 shares to one.   200,000 of those preferred shares were acquired by the company and have been converted to an aggregate of 200 million common shares.  As part of the transaction, the majority preferred shareholder of Imperia, Kenneth

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Eade, cancelled an additional 300,000 preferred shares in consideration of 5,000,0000 founder’s shares of IFDC issued to Mr. Eade on our initial capitalization.

CO-FINANCING

Co-financing is a very lucrative and financially viable process for a new company. Co-financing is where a company such as Imperia goes out looking for films that are already financed at 50% or more, the optimal is about 75%. This will afford Imperia the perfect opportunity to come in with the remaining funds and as co-financier/executive producer.

This is beneficial for several reasons, first we are "last in", meaning we have a shorter investment span then other investors and we will also negotiate to be first out. Many times a film has to start by a certain date due to actor availability, state incentives, or other time limits that force the film to make favorable deals so as to not lose the film.

The average co-financing deal usually works like this:

We would review the project and make sure it meets with our requirements of:

Good Script

A solid Director

Actors of some prominence

We would also want the film to have some type of distribution already in place from foreign, domestic or both.  If the project meets with our project requirements we would partner with the production and bring in the remaining cash.

For our investment we would expect the following:

On average somewhere around a 110% to a 130% return on our investment. Once Imperia and all other investors have re-couped, then all additional income from the film would be split on a percentage basis based on the amount of the individual investor’s original investment.  In addition, Imperia would receive a presentation credit in the opening titles and normally one or two executive producer credits. This not only builds Imperia’s brand name nationally and internationally it also helps us gain the respect of our peers in the industry. Imperia will constantly be on the lookout for these types of co-financing projects.

ACQUIRE AND DEVELOP ORIGINAL PRODUCT IN DEVELOPMENT STAGE

Acquiring original product is all about finding projects at an early stage, usually with a finished script and possibly a director, producer or actor attached, or some amount of equity, usually in the range of 10% to 25%.

The requirements are very similar to all of our production strategies:

-  Well written salable script with a genre that is on the wave of coming into popularity.

-  Salable actors attached or interested

-  Director of some prominence (actor directors for example)

-  Projects that have some hard money attached

-  Projects that have some form of distribution (rarely found at this stage)

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-  Projects that have some studio interest (rarely found at this stage)

Acquisitions are a bit of a numbers game, but this is helped with a fair amount of market research and knowledge that will minimize our outgoing risks. Imperia will seek out projects that have many of the bullet points listed above, we will then “option” the projects for a period of one to three years for as little money as possible, sometimes without any cash up front at all.

Imperia will then set about developing the project to get it to the point of funding. This will include script re-writes, attaching actors etc. We will also use any director or producer already attached to the film to help with the work thus enabling Imperia to have several projects developing at once while not straining our resources; we have the individual filmmakers do the lion’s share of the work while we supervise and advise.

If the project gets to a point where we think it is strong enough, we will attempt to procure financing through traditional film financing sources such as foreign and domestic deals. If we think the individual project is strong enough, we can try to raise a portion or all of the money ourselves through private investors.

If we are unsuccessful at any stage of the game we can stop devoting resources to the project and allow its option to simply expire.

With this strategy Imperia only harvests the best and strongest projects to proceed forward into production.  The pluses to acquisitions at the development stage are, we able to guide the development process along, gearing it for success, steering the important decisions such as cast, director etc in a direction that will help make a more successful and profitable film. In addition we will be able to gauge the viability of the project with a small investment and will not risk big dollars, resources, and time before we can establish if the film is marketable or not.

The negatives are simply that we will spend small amounts of cash developing projects, some of which we will not bring to fruition, and so those projects will be a loss, but the films we do move forward on will be much more assured of financial success.

FILM DISTRIBUTION

Film Distribution is a very complex system. Depending on the products' genre and the audience the company wants to reach, this will determine which strategy needs to be implemented.  Imperia has three strategies depending on the project;

- Direct to Video (Home Video), Domestic and Foreign

- Limited Theatrical, then Video, Domestic and Foreign

- World Wide Theatrical then Video, Domestic and Foreign

All of these, involve the company making a licensing agreement with a distribution company. We at Imperia strive to make strategic relationships with the best companies here in the United States and internationally. We do this by fostering relationships at various festivals and film markets like MIPTV, Mifed, AFM and Cannes Market.

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Direct to Video (Home Video) -  this will be used to create equity by selling the licenses for our current back catalogue for home video market.

We will find a DVD label that is compatible with our vision for this title. They will make a good transfer and only use the best quality for production in the creation of the DVD.

The DVD label will do a cross-market promotion of Imperia and the title, via press releases, PR and various other media on the release of the DVD, and then reviews after the title is released.

Imperia's name and branding will be shared with the DVD company on the DVD packaging.  Imperia will negotiate a good licensing fee with profits paid out every three months.

Direct to video will also be a possible route for some of Imperia’s smaller budget films that don’t meet to the standards of theatrical but are made with a small enough budget have a smaller overhead and so would be fine with a direct to video release.

Limited Theatrical

This is a plan that we may use on "Never Submit".

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3 to 4 months, of festival support to garner hype and awards in various film festivals, both domestically and internationally

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We will then carry this hype and PR on to one of the major film markets where we will acquire a distribution deal with a sales company or a studio (if a deal is not already in place). In the deal we will attempt to procure a limited theatrical release based on the success and exposure of the film at the markets and festivals.

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After the limited theatrical run we will sell the rights to both foreign and domestic for DVD rights, via the direct-to-video plan mentioned in our first strategy.

Full Theatrical

This is where we would sell all rights to a studio or mini major, they in turn would handle all distribution and advertisement for both theatrical and home video markets.

 FILM PRODUCTION STRATEGY

From this time forward Imperia will be very selective about which films it produces “in house” (meaning films that we finance the majority of and that we physically produce). We will have very strict guidelines on what films we take on as our “in house” productions.

 For the next 12 to 24 months Imperia will only focus on our “in house” productions in the range of one to five million. Next, the script will have to meet our list of requirements. Obviously the script has to be well written with a good subject matter. It will need characters that will attract high end actors. Remember, outside of the director,

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this is the only other way to get A list actors for below their quotes. It will also be necessary to search out scripts that have a popular current genre appeal. It is important to make sure we get a script that is written in a genre that is on the surge up and not at its tail end. This will all be done with market research.

The second issue will be “attachments.”  Getting a good director is the first and one of the most important steps in making a successful film, this in turn helps with the next step, actors. The director will work with Imperia to help us attach our leads.

When the company goes into production we will personally oversee all levels of the production from a creative and business standpoint. Even with a good cast, script, director and distribution deal, there is still the matter of making a good movie on time and on budget. We will continue to make sound production choices, not spending frivolously and making prudent decisions that lead to savings without sacrificing production. For example, films under five million can many times be made without a full union crew. That alone is a savings of hundreds of thousands of dollars. Where we shoot the film is also important, many countries and now many individual states offer “film incentives” to shoot in their country or state. The potential can be huge, sometimes up to 25% of your total production costs or more. These are just a few big examples but there are literally hundreds of decisions to be made that will affect the overall budget. A seasoned filmmaker/producer can come up with creative choices that give production value and keep the film on budget while not diminishing the creative content.

If we are successful we will make a four million dollar film look like twenty million, This increases our chance of the “big hit” scenario. Even if we don't get the “big hit”, we will still make a profit and add a film to our library that will continue to generate money for the company indefinitely.

During the next twelve months, Imperia  plans to satisfy its cash requirements by its revenues from film distribution revenue.  Management believes that, if this offering is successful, Imperia  will be able to generate revenue and become profitable from advertising sales and film distribution and achieve liquidity within the next six months. Imperia anticipates that development costs for its programming will cost at least $4,500,000 during the next twelve months.  Imperia  has no current material commitments. Imperia has generated minimal revenue since its inception.

Management of Imperia

The current executive officers, key employees and directors of Imperia  are as follows:

Jeff Ritchie.  Jeff Ritchie is the current CEO and Director of Imperia, since January 2008.  Ritchie began his film career in post-production by using advancements in computer technology to create a cost-effective computer graphics company with such clients as Disney and CBS.   Having a lifelong passion for filmmaking, Ritchie sold his company and started working in film production. Ritchie worked for various studios, completing over 15 films, during that time Ritchie quickly rose up the ranks of feature film producer, and has produced over a dozen feature films, written three produced scripts and produced numerous commercials all in the last eight years.  Ritchie has experience in managing private production companies, working for such production companies such as Crystal Sky Communications (Ghost Rider, Baby Genuises), Roger Corman’s New Horizon (The Haunting of Hell House), and has become a mainstay in the film industry and has developed solid relationships with studios and mini majors along with working relationships with production companies, sales distribution companies and with management and talent agencies.  Ritchie’s film credits include 'SOULKEEPER'  a film made on a very modest budget, which premiered on the sci-fi channel in 2001 and scored in the top non-theatrical sales week after week at video stores.  He produced and wrote 'COOKERS' a hardcore, gritty drug/horror story that has made the rounds at many film festivals including Milan Film Festival where it won Best Film, Best Cinematography, Best Editing and

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Best Music. It also won best film and best script at Screamfest and has garnered awards at many other film festivals around the world. Cookers also enjoyed a small but successful theatrical release.   Ritchie wrote and produced 'AMERICAN CRIME', a psychological thriller which stars Rachel Leigh Cook, Kip Pardue, Annabella Sciorra and Carey Elwes. He followed it with the release of the heartwarming romantic Comedy 'MR. FIXIT' starring David Boreanaz, both films had overseas theatrical releases and garnered high sales domestically.

George Ivakhnik.  George Ivakhnik is the current Vice President of the Capital Markets Division of Imperia since September 2007.  He previously served as the founder and Chief Executive Officer for Financial Innovations, which developed incentive approaches to traditional mortgage financings.  He previously served as CEO of a commercial REIT and performed capital formation functions for an international real estate development company.  Mr. Ivakhnik has worked for years on independent capital acquisitions for U.S. based real estate, technology and de novo bank institutions, locating both equity for acquisitions, and as an independent financial planner, advising on everything from real estate to portfolio asset allocations.  He has also provided financial engineering services to nonprofit organizations, such as the World Center for Russian Jewry on funding and capital structures.  Mr. Ivakhnik attended Community College of Denver and Metropolitan State University, studying finance, capital markets and economics.  He holds a Series 7 and 66 Securities License.

PLAN OF DISTRIBUTION

The units to be sold for the benefit of Independent Film Development Corporation will be offered by our officers and directors, on a best efforts basis with no minimum. The offering price is $4.00 cash per unit. In addition to sales made directly by the company through its officers and directors, we will engage broker/dealers licensed by FINRA to offer the sale of these shares, and have filed with FINRA.  We will pay up to a 10% finder’s fee to broker/dealers licensed by FINRA who refer us to investors in this offering, including Marquis Financial Services of Indiana, Inc., and up to a non accountable expense allowance of 3% unless this offering is terminated..  No securities or any type of other compensation will be issued to Marquis Financial Services of Indiana, or any broker dealer as part of that broker dealer’s compensation.  In the event that this offering is terminated, said broker dealers shall be entitled to reimbursement of only their actual accountable out of pocket expenses.  No securities shall be taken in trade by any broker/dealer participating in this offering.  No selling concessions, discounts, or other allowances shall be granted or received by any broker dealer participating in this offering, other than to a broker or dealer actually engaged in the investment banking or securities business, pursuant to NASD Rule 2740.  No broker or dealer participating in this offering shall sell the securities to, or place the securities with, any person or account which is a related person of the member unless such related person is itself subject to NASD Rule 2750 or is a non-member foreign broker or dealer who has entered into the agreements required by NASD Rule 2740c, except the sale of securities to, or the placement of securities in, a trading or investment account of a member or a related person of a member after termination of the fixed price offering if the member or the related person of the member has made a bona fide public offering of the securities, pursuant to NASD Rule 2750.  Units in this offering are offered at $4.00 per Unit.  Each Unit consists of one share of common stock and one Warrant to Purchase one share of common stock at the price of $4.00 per share.

Our officers intend to seek to sell the common stock to be sold in this offering by contacting persons with whom they have had prior contact, including shareholders of our portfolio company, Imperia Entertainment, Inc., and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Offering Circular. We do not intend to offer the securities over the Internet or through general solicitation or advertising, except as permitted by federal and state securities laws. Our officers are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not compensated in connection with their participation by the payment of commissions based on transactions in securities, are not associated with a broker or dealer and have not been for the prior 12 months, perform substantial

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other duties for the Company otherwise than in connection with transactions in securities, and do not participate in selling an offering of securities for any issuer more than once every 12 months.

MANAGEMENT AND CERTAIN SECURITY HOLDERS OF THE ISSUER

The following table sets forth information furnished to us with respect to the beneficial ownership of our common stock by (i) each executive officer, director and nominee, and by all directors and executive officers as a group, and (ii) each beneficial owner of more than five percent of our outstanding common stock, in each case as of March 31, 2008. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

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Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Kenneth Eade 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	6,000,000	71.43%
Common Stock	Jeff Ritchie 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	1,000,000	11.9%
Common Stock	George Ivakhnik 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	1,000,000	11.9%
Common Stock	Shares of all directors and executive officers as a group (3 persons)	8,000,000	95.24%

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in section 2(a)(1) of the Investment Company Act of 1940. The Company does not have an investment advisor.

Background Information

The following background information for each of our officers and directors is provided:

Jeff Ritchie.  Jeff Ritchie is the current Chief Executive Officer and director of the company, since 2008.  Ritchie began his film career in post-production by using advancements in computer technology to create a cost-effective

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computer graphics company with such clients as Disney and CBS.  Having a lifelong passion for filmmaking, Ritchie sold his company and started working in film production. Ritchie worked for various studios, completing over 15 films, during that time Ritchie quickly rose up the ranks of feature film producer, and has produced over a dozen feature films, written three produced scripts and produced numerous commercials all in the last eight years.  Ritchie has experience in managing private production companies, working for such production companies such as Crystal Sky Communications (Ghost Rider, Baby Genuises), Roger Corman’s New Horizon (The Haunting of Hell House), and has become a mainstay in the film industry and has developed solid relationships with studios and mini majors along with working relationships with production companies, sales distribution companies and with management and talent agencies.  Ritchie’s film credits include 'SOULKEEPER'  a film made on a very modest budget, which premiered on the sci-fi channel in 2001 and scored in the top non-theatrical sales week after week at video stores.  He produced and wrote 'COOKERS' a hardcore, gritty drug/horror story that has made the rounds at many film festivals including Milan Film Festival where it won Best Film, Best Cinematography, Best Editing and Best Music. It also won best film and best script at Screamfest and has garnered awards at many other film festivals around the world. Cookers also enjoyed a small but successful theatrical release.   Ritchie wrote and produced 'AMERICAN CRIME', a psychological thriller which stars Rachel Leigh Cook, Kip Pardue, Annabella Sciorra and Carey Elwes. He followed it with the release of the heartwarming romantic Comedy 'MR. FIXIT' starring David Boreanz.  Both films had overseas theatrical releases and garnered high sales domestically.

Kenneth G. Eade.  Mr. Eade is the current Secretary, Chief Compliance Officer, and Director of the Company, since inception.  He has served as the Chairman of Imperia Entertainment, Inc., from  July 2005 through December 2007, and served as its CEO from March 2007 through December 2007.  From February 2007 through September 2007, he served as the President of Muller Media, Inc.  From October 5, 2003 through June 2005, he served as President of Muller Media, Inc..  From 1998 to the present time, he has been engaged in the practice of corporate and securities law, doing public and private offerings, SEC filings, blue sky state filings, mergers and acquisitions, and helping small to medium sized development stage companies to obtain quotations of their securities on recognized quotation mediums.  From 1987 through 1998, he was engaged in the practice of general law, emphasizing corporate and securities law.  He is a member of the California Bar, and the federal District Court for the Central District of California.  He holds a Juris Doctor in Law from Southwestern University School of Law, and a B.A. in Liberal Studies from California State University, Northridge.  Mr. Eade stipulated to discipline including a 60 day suspension from practice by the California Bar in 1992 in connection with a personal injury case he successfully tried in the 80’s, because of his failure to pay a chiropractor more than the jury awarded in medical expenses.  This led to him stipulating to discipline with no actual suspension in 1995 for the unauthorized practice of law because he had not been able to find attorneys to substitute for him in certain contingency cases, and continued to help the litigants in pro per with certain legal papers.  In 2001 he stipulated to discipline with no actual suspension for the late return of a flat fee charged for a bankruptcy matter after the bankruptcy petition had been drawn but the client decided not to file, because the flat fee included a filing fee that was not sequestered in a trust account.

George Ivakhnik.  George Ivakhnik is the current Vice President and Treasurer of the Company, since November 29, 2007.  Since September 2007 he has also acted as the Vice President of the Capital Markets Division of Imperia Entertainment, Inc.  He previously served as the founder and Chief Executive Officer for Financial Innovations, which developed incentive approaches to traditional mortgage financings.  He previously served as CEO of a commercial REIT and performed capital formation functions for an international real estate development company.  Mr. Ivakhnik has worked for years on independent capital acquisitions for U.S. based real estate, technology and de novo bank institutions, locating both equity for acquisitions, and as an independent financial planner, advising on everything from real estate to portfolio asset allocations.  He has also provided financial engineering services to nonprofit organizations, such as the World Center for Russian Jewry on funding and capital

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structures.  Mr. Ivakhnik attended Community College of Denver and Metropolitan State University, studying finance, capital markets and economics.  He holds a Series 7 and 66 Securities License.

Patrick Peach.  Patrick Peach has been an independent director since April 21, 2008.  Mr. Peach started his entertainment career as a literary agent, and produced his first film at the age of 23.  As an independent producer, his credits include, Prey of the Chameleon, A Showtime world premiere in 1992, The Chinatown Connection, Big Bad John, Bitter Harvest, and the Glass Shield.  Through his own production company, Peach produced When the Bough Breaks (1993), Mother (1994) and Galaxis.  From 1994 through 1995, Peach served as Supervising Producer for Film Finances, Inc. on the completion of eight visual effects intensive Full Moon Entertainment, including Josh Kirby: Time Warrior, Pre Hysteria II, and The Wee Folk I &II.    In 1995, he produced Maximum Surge, an interactive game and movie for Digital Pictures/  In 1996 he produced Sticks and Stones for Hallmark Entertainment, co-produced, DNA, an HBO World Premiere, and was Supervising Producer on Bombshell, a Sci-Fi Channel World Premiere.  He also produced Suicide Kings (1998) for Artisan Entertainment.  Since 1998, Peach has produced P.U.N.K.S., a Disney Original Picture, and worked on several films for Miramax, Lions Gate, and Dimension Films.  In 2000, he co-produced Highlander: Endgame, and worked for Miramax on Equilibrium and Imposter.  In 2001, as a result of his work on Project Greenlight, Peach produced Stolen Summer, released by Miramax in 2002.  Since then, he has co-produced the Theme Park Attraction, StarTrek Voyager: Borg Encounter, Outin Riley (2004), Icon (2004), Canes, and has worked on Cookers (2005), the Guardian (2006), and Nanking.  Peach also produces commercials for clients Renault, Volkswagen, Nickelodeon and Comedy Central.  He has studied entertainment law, film production; screenwriting, distribution, marketing and finance at UCLQ, USC, AFI and Writer’s Boot Camp.

Sanford M. Passman.  Sanford M. Passman has been an independent director of the company since April 21, 2008.  Mr. Passman has served as a member of the California Bar since 1977.  A well known litigator in Los Angeles, Passman’s practice concentrates heavily on entertainment law and securities litigation.  Passman served as a partner of Miracle Entertainment, Inc., a personal management for recording artists.  He founded Outpost Management, representing directors, writers and actors, produced The Big Knife, on stage, a theatrical motion picture, burning Down the House, an award winning musical documentary, Standing in the Shadows of Motown, and is a partner in Rimshot Management, a personal management firm representing musical artists.  He is also a founding partner of Tripartite LLC, an entity with various Internet business interests.

Jonathan Brandstein.  Jonathan Brandstein has been an independent director of the company since April 21, 2008.  Mr. Brandstein has served as the manager of Morra, Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. (“MBST”), a leading manager of comedic talent and producer of motion pictures and television programming, and entered into long-term employment agreements with the principals of MBST, Larry Brezner, David Steinberg and Steve Tenenbaum, who continue to oversee the day-to-day operations of MBST.  MBST is a full service management company with a roster of more than 30 clients, representing an array of Oscar®, Tony®, Emmy® and Grammy® winning artists including Robin Williams, Billy Crystal and Woody Allen for more than 25 years each, jazz legend John Pizzarelli for more than 10 years, comedian Jim Norton and Emmy award winning director Bob Weide, each for more than 3 years. MBST also has had an advisory relationship with Alain Boublil, the author of the Tony® award winning Les Miserables, for more than 15 years. In addition to its management activities, MBST or its senior executives have been responsible for the production of numerous motion pictures and television productions over the years, including Arthur, Good Morning Vietnam, The Vanishing, The Greatest Game Ever Played and Match Point.

The following table provides information as to cash compensation of all officers of the Company, for each of the Company’s last two fiscal years.

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                                                            SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kenneth Eade, President	2007	$0	$0	$0	$0	$0	$0	$0
George Ivakhnik, V.P. Treasurer	2007	$0	$0	$0	$0	$0	$0	$0
Jeff Ritchie, CEO	2007	$0	$0	$0	$0	$0	$0	$0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to officer and director Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933.

On November 29, 2007, 1,000,000 shares of common stock were issued to officer and director Kenneth Eade, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On November 29, 2007, 1,000,000 shares of common stock were issued to officer and director George Ivakhnik, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On March 18, 2008, 1,000,000 shares of common stock were issued to officer and director Jeff Ritchie in exchange for a 50% interest in Mainline Films, LLC, a private company with three films in development.

CAPITAL STOCK AND OTHER SECURITIES

The authorized capital stock of IFDC  consists of 500,000,000 of Common stock, $.001 par value per share and 15,000,000 shares of preferred stock.

Preferred stock

Holders of Preferred stock are entitled to the rights conferred upon the stock by the directors.  At present, there are no shares of Preferred stock outstanding.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. The authorized number of directors is at least one director, and the number of directors will increase when the company files an election to become a business development company.

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Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of IFDC s directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon  liquidation.

Warrants

Warrants offered hereby entitle the holder to purchase one share of common stock of the company per warrant at the price of $4.00 cash per share, are exercisable at any time up until expiration, and may not be called by the company  Warrants expire by their terms on October 25, 2008.

Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the purchase of the shares offered in this offering. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Investors are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the purchase of the securities.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions. If you are a corporation, the branch profits tax, as discussed above, also may apply to such effectively connected gain.

Earnings of the company are subject to taxes at the corporate level before any earnings are passed on to its shareholders in the form of dividends, and any such dividends paid to shareholders will be subject to taxation in the hands of the shareholder.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of our common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax (currently at the rate of 30%, but subject to future adjustment) on dividends and certain other types of payments to U.S. persons.

Any amounts withheld with respect to your shares of our common stock under the backup withholding rules will be refunded to you or credited against your U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

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DILUTION

Our net tangible book value at December 31, 2007, was approximately $53,999.  Our net tangible book value on March 31, 2008 per our Amended Quarterly Report on Form 10Q was approximately $4,251,655, or $.51 per share.  Net tangible book value per share is determined by dividing our stockholders net investment, which is total tangible assets less total liabilities, in each case as set forth in the Financial Statements appearing elsewhere in this prospectus, by the number of shares of common stock outstanding immediately before this offering. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to our sale of 625,000 shares of common stock in this offering, and the exercise of all warrants contained in each unit, based on an assumed offering price of $4.00 cash per share, our as adjusted net tangible book value at March 31, 2008, would be approximately $9,251,655, or $0.96 per share. This represents an immediate increase in net tangible book value of $.46 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.01 per share to new investors purchasing shares of common stock in this offering, assuming the sale of all units and the exercise of all purchase warrants.

The following table illustrates this dilution per share:

Offering price per share . . . . . . . . . . . . . . . . . . . . . . . . .	$ 4.00

Net tangible book value per share before this offering, as of March 31, 2008 . . . . . . . . . . . . . . . . . . . . . . . .	.48

Increase per share attributable to new investors . . . . . . .	.46

As adjusted net tangible book value per share after this offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	0.96

Dilution in net tangible book value per share to new investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$3.04

Assuming this offering had occurred on March 31, 2008, the following table summarizes the differences between the total considerations paid, or to be paid, and the average price per share paid, or to be paid, by our current stockholders and the investors in this offering with respect to the number of shares of common stock purchased from us:

Shares	Purchased		Total	Consideration
Number		Percent	Amount	Percent	Average Price
Investors in Offering	1,250,000	13%	$5,000,000	54%	$4.00
Current stockholders	8,400,000	87%	$4,251,655	46%	$.51
Total	9,650,000	100%	$9,251,655	100%

*This table assumes the exercise of all warrants offered as part of each unit

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USE OF PROCEEDS

The proceeds of this offering, assuming all 625,000 Units are sold, will be used for the following purposes:

Loan to Siganture Entertainment for working capital	$1,000,000
Investments in portfolio or other allowable securities	1,000,000
Salaries of officers of IFDC	300,000
Cash Reserve for IFDC	200,000

Total	$ 2,500,000

The allocation of the net proceeds of the Offering set forth above represents IFDC 's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and IFDC 's future revenues and expenditures. If any of these factors change, IFDC,  may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes overhead, telephone, insurance, postage, office supplies, packing materials, advertising, telemarketing, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

FINANCIAL STATEMENTS

The Company's financial statements are attached hereto and incorporated herein, beginning with page F-1. These financial statements should be read in conjunction with our Form 10 on file with the Securities and Exchange Commission.

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholder of
Independent Film Development Corporation

We have audited the accompanying balance sheet of Independent Film Development Corporation (a Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from September 14, 2007 (inception) to December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company's internal control over its financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements,

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assessing the accounting principles used and significant estimates made by management, as well as  evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Independent Film Development Corporation as of December 31, 2007, and the results of its operations and cash flows for the period September 14, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 2 to the financial statements  the Company has not generated any significant revenue during the period September 14, 2007 (inception) through December 31, 2007 and has funded its operations primarily through the issuance of equity.  This matter raises substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows through the issuance of additional debt or equity financing to meet its obligations and sustain its operations.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Gruber & Company, LLC

   Lake Saint Louis, Missouri

   January 25, 2008

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Independent Film Development Corporation (a Development Stage Company) Balance Sheet
	December 31, 2007	September 30, 2007
ASSETS

Current Assets

Cash in bank	$3,999	$500

Securities Imperia Entertainment	50,000	--

Total Current Assets	53,999	500

TOTAL ASSETS	53,999	500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Loans payable to interested party	4,980	--

Total Liabilities	4,980	--

Equity

Common stocks , $.0001 par value
Authorized shares; 500,000,000
Issued and outstanding shares; 7,625,000 and
5,000,000 at December 31, 2007 and September 30, 2007	740	500
Preferred Stock, .0001 par value	--	--
Paid in capital	49,760	--
Retained earnings	(1,481)	--

Total Stockholders’ Equity (Deficit)	49,019	500

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY (DEFICIT)	53,999	500

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Independent Film Development Corporation (a Development Stage Company) Statement of Operations
For the period
Sept. 14, 2007
	Three months ended	(inception)
	December 31, 2007	December 31, 2007

Income	$ --	$ --

Total Income	--	--

Operating Expenses
General and Administrative	1,481	1,481

Total Expenses	1,481	1,481

Net loss	$ (1,481)	$ (1,481)

See accompanying notes to financial statements

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Independent Film Development Corporation (a Development Stage Company) Statement of Cash Flows

		For the period
		Sept. 14, 2007
	Three months ended	(inception)
	September 30, 2007	December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Cash from operating activities
Net loss	$ (1,481)	$ (1,481)

Total cash used in operating activities	(1,481)	(1,481)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash from investing activities
Proceeds from sale of common stock	--	500
Advances from related parties	4,980	4,980

Total cash from investing activities	4,980	5,480

INCREASE (DECREASE) IN CASH	3,499	3,499
BEGINNING CASH	500	--

See accompanying notes to financial statements

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Independent Film Development Corporation (a Development Stage Company) Statement of Stockholder's Equity

	Number			Deficit
	of	Common		Accumulated
	Shares	Stock at	Paid in	During
	Outstanding	Par Value	Capital	Development	Total

Beginning balance	0--	$ --	$ --	$ --	$ --

Stocks issued for cash	5,000,000	500			500

Balance Sept. 30, 2007	5,000,000	500	--	--	500

Stocks issued for
Imperia Entertainment, Inc.	2,500,000	240	49,760		50,000

Loss three months ended
December 31, 2007				(1,481)	(1,481)

Balance Dec. 31, 2007	7,625,000	$ 740	$49,760	$ (1,481)	$(49,019)

See accompanying notes to financial statements

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Independent Film Development Corporation

(a Development Stage Company)

Notes to Financial Statements

December 31, 2007

NOTE 1: HISTORY OF OPERATIONS

Business Activity.

Independent Film Development Corporation was incorporated on September 14, 2007 in the State of Nevada.  The Company intends to file an election to operate as a Business Development Company (“BDC”) under Section 54(a) of the Investment Company Act of 1940 (“1940 Act”).

The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated any significant revenue during the period September 14, 2007 (inception) thorough November 30, 2007 and has funded its operations primarily through the issuance of equity. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Accordingly, the Company’s ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional debt or equity financing.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.

The Company, as described above, is in the business of investing in operations of other companies. There can be no assurance that the Company will be successful in its endeavor.

Basis of Presentation

The Company intends to file an election to become a Business Development Company (“BDC”).

Under the rules governing a BDC, the Company does not consolidate the results of its portfolio companies but assigns a fair market value as determined by the board of directors to these operations. The results of the portfolio companies are not included in the statements of the Company and are carried only as an investment on the balance sheet of the Company.

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Cash Equivalents

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Stock Based Compensation.

The Company intends to file an election to become a Business Development Company which is not allowed to issue stock as compensation.

Estimates.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments.

The carrying amounts for the Company’s cash, accounts payable, accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

Concentration of Credit Risk

The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  The Company will extend credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

Advertising Costs

Advertising costs are expensed as incurred. There were no advertising expenses for the period September 14, 2007 (inception) through November 30, 2007.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the  weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that

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would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of November 30, 2007, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

Segment Reporting

Based on the Company's integration and management strategies, the Company operates in a single business segment. For the period September 14, 2007 (inception) through November 30, 2007, the Company had no revenue.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Valuation of Investments.

As required by the Securities and Exchange Commission’s Accounting Series Release (“ASR”) 118, the investment committee of the Company is required to assign a fair value to all investments. To comply with Section 2(a)(41) of the 1940 Act and Rule 2a-4 thereunder, it is incumbent upon the board of directors to satisfy themselves that all appropriate factors relevant to the value of securities for which market quotations are not readily available have been considered and to determine the method of arriving at the fair value of each such security. To the extent considered necessary, the board may appoint persons to assist them in the determination of such value, and to make the actual calculations pursuant to the board’s direction. The board must also, consistent with this responsibility, continuously review the appropriateness of the methods used in valuing each issue of security in the Company’s portfolio. The directors must recognize their responsibilities in this matter and whenever technical assistance is requested from individuals who are not directors, the findings of such intervals must be carefully reviewed by the directors in order to satisfy themselves that the resulting valuations are fair.

NOTE 4: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that the adoption of SFAS No. 157 will not have a material impact on the consolidated financial results of the Company.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year

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Financial Statements" (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS 159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, "Accounting Changes" ("APB 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154.

NOTE 5 RELATED PARTY TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for $500 cash.

NOTE 6: SUBSEQUENT EVENTS

On December 31, 2007 the Company entered into an exchange agreement with Imperia Entertainment, Inc. and certain stockholders of Imperia Entertainment, Inc.   Under the terms of the exchange the Company issued to the Imperia Entertainment, Inc. shareholders, 2,200,000 shares of common stock.   In exchange Imperia issued to the Company 220,000 shares of convertible preferred shares, each convertible into 100,000 shares of  Imperia’s common stock.  Of the 2,200,000 shares issued, 1,000,000 were issued to Kenneth Eade, the Company’s President and a Director and 1,000,000 to George Ivakhnik, the Company’s Vice-President and a Director .

On January 1, 2008, the Company advanced the costs to form Signature Entertainment, LLC, a limited liability company with a plan of operations to engage in film distribution.  Signature Entertainment has not yet been capitalized.  When in formation, Signature issued a Confidential Private Placement Memorandum to capitalize itself, but abandoned the offering and anticipates that it will enter into an operating agreement with its incoming management, which will involve the exchange of membership interests for distribution leads.  As of the present time, Signature has issued no membership interests and the Company is the only member of the LLC.

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Independent Film Development Corporation (a Development Stage Company) Balance Sheet (Unaudited) (Restated)

March 31, 2008
ASSETS

Current Assets

Cash in bank	$ --

Securities Mainline Films	200,000
Securities Imperia Entertainment	4,003,253
Securities Signature Entertainment	50,000

Total Current Assets	4,253,253

TOTAL ASSETS	4,253,253

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
Bank overdraft	1,598

Total Current Liabilities	1,598

Deferred income taxes	1,344,106

Total Liabilities	1,345,704

Stockholders’ Equity

Common stocks , $.0001 par value
Authorized shares; 500,000,000
Issued and outstanding shares;
and 8,400,000 at March 31, 2008	840

Preferred Stock, .0001 par value	--
Paid in capital	299,660
Retained earnings (deficit)	(2,098)

Net unrealized appreciation on investments, net of income tax of $1,344,106	2,609,147

Total Stockholders' Equity	2,907,549

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,253,253

See accompanying notes to financial statements

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Independent Film Development corporation (a Development Stage Company) Statement of Operations (Unaudited)
		For the Period
		September 14, 2007
	Six months ended	(inception) through
	March 31, 2008	March 31, 2008
	(Restated)	(Restated)

Income	$ --	$ --

Total Income	--	--

Operating Expenses	2,098	2,098
General and Administrative

Total Expenses	2,098	2,098

Net loss before investment
Gain and income taxes provision	(2,098)	(2,098)

Net unrealized investment gain, net of
Estimated income tax of $1,344,106	2,609, 147	2,609, 147

Net income	2,607,049	2,607,049

See accompanying notes to financial statements

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Independent Film Development corporation (a Development Stage Company) Statement of Operations (Unaudited)

		For the period
		September 14, 2007
	Six months ended	(inception) through
	March 31, 2008	March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Cash from operating activities
Net income	$2,607,049	$2,607,049

Adjustments to reconcile net income to net cash
Provided in operating activities:

Net unrealized investment gain, net of
Estimated income taxes	2,609,147	2,609,147

Total cash used in operating activities	(2,098)	(2,098)

CASH FLOWS FROM FINANCING ACTIVITIES	1,598	1,598

Cash from investing activities
Proceeds from sale of common stock		500
Activities from related parties, net	--	--

Total cash from investing activities	--	500

INCREASE (DECREASE) IN CASH	(500)	--
BEGINNING CASH	500	--

ENDING CASH	$ --	$ --

Supplemental disclosure of cash flow information:

Interest paid	$ --	$ --

Income tax paid	--	--

Other non-cash investing activities:
Common stock issued to acquire Imperia Entertainment, Inc. and Signature Entertainment
and Mainline films.	$ 300,000	$ 300,000

See accompanying notes to financial statements

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Independent Film Development Corporation (a Development Stage Company) Statement of Stockholder's Equity (Unaudited) (Restated)
				Deficit	Net unrealized
	Number of	Common		Accumulated	Appreciation
	Shares	Stock at	Paid in	During	on
	Outstanding	Par Value	Capital	Development	Investments	Total

Beginning balance	--	$ --	$ --	$ --	$ --	$ --

Stocks issued for cash	5,000,000	500				500
						500
Balance Sept. 30, 2007	5,000,000	500

Stocks issued for
Imperia Entertainment
and Signature Ent.	2,400,000	240	99,760	--	--	100,000

Stocks issued for
Mainline Films, Inc.	1,000,000	100	199,900	--	--	200,000

Loss six months ended
March 31, 2008	--	--	--	(2,098)		(2,098)

Unrealized appreciation
On investments, net
of income taxes
of $1,344,106	--	--	--	--	2,609,147	2,609,147

Balance March 31, 2008	8,400,000	$ 840	$299,660	$ (2,098)	$ 2,609,147	$2,907,549

See accompanying notes to financial statements

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Independent Film Development Corporation

Development Stage Company)

Notes to Financial Statements

March 31, 2008

NOTE 1: HISTORY OF OPERATIONS

Business Activity.

Independent Film Development Corporation was incorporated on September 14, 2007 in the State of Nevada.  The Company intends to file an election to operate as a Business Development Company (“BDC”) under Section 54(a) of the Investment Company Act of 1940 (“1940 Act”).

The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated any significant revenue during the period September 14, 2007 (inception) thorough March 31, 2008 and has funded its operations primarily through the issuance of equity. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Accordingly, the Company’s ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional debt or equity financing. Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.  The Company, as described above, is in the business of investing in operations of other companies. There can be no assurance that the Company will be successful in its endeavor.

Basis of Presentation

The Company intends to file an election to become a Business Development Company (“BDC”). Under the rules governing a BDC, the Company does not consolidate the results of its portfolio companies but assigns a fair market value as determined by the board of directors to these operations. The results of the portfolio companies are not included in the statements of the Company and are carried only as an investment on the balance sheet of the Company.

Cash Equivalents

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

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Stock Based Compensation.

The Company intends to file an election to become a Business Development Company which is not allowed to issue stock as compensation.

Estimates.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments.

The carrying amounts for the Company’s cash, accounts payable, accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

Concentration of Credit Risk

The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  The Company will extend credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

Advertising Costs

Advertising costs are expensed as incurred. There were no advertising expenses for the period September 14, 2007 (inception) through March 31, 2008.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the  weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of March 31, 2008, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

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Segment Reporting

Based on the Company's integration and management strategies, the Company operates in a single business segment. For the period September 14, 2007 (inception) through March 31, 2008, the Company had no revenue.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Valuation of Investments.

The Company classifies its investments in accordance with the requirements of the 1940 Act.  Under the 1940 Act, “Control Investments” are defined as investments in companies in which MCG owns more than 25% of the voting securities or maintains greater than 50% of the board representation.  Under the 1940 Act, “Affiliate Investments” are defined as those non-control investments in companies in which MCG owns between 5% and 25% of the voting securities.  Under the 1940 Act, “Non-affiliate Investments” are defined as investments that are neither Control Investments nor Affiliate Investments.

All investments are carried at fair value with any adjustments recorded in the statement of operations as investment gains (losses) – unrealized.  The Company determines the value of each investment in its portfolio on a quarterly basis.  Value, as defined in Section 2(a)(41) of the Investment Company Act of 1940, is (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is determined in good faith by the board of directors.  Since there is typically no readily available market for the investments in the Company’s portfolio, the Company values substantially all of its investments at fair value as determined in good faith by the board of directors pursuant to a valuation policy and a consistent valuation process.  At March 31, 2008, 100% of the Company’s total assets represented investments all of which are valued at fair value.  Because of the inherent uncertainity of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments determined in good faith by the board of directors may differ significantly from the values that would have been used has a ready market existed for the investments, and the differences could be material.

There is no single standard for determining fair value in good faith.  As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment.  The Company must determine the fair value of each individual investment on a quarterly basis and record changes in fair value as unrealized appreciation or depreciation on investments in its statement of operations.

Because of the type of investments that the Company makes and the nature of its business, the Company’s valuation process requires an analysis of various factors.  The Company’s fair value methodology includes the examination of, among other things, the underlying investment performance, financial condition and market changing events that impact valuation.

Securities that are traded in the over-the-counter market or on a stock exchange generally will be valued at the average of the prevailing bid and ask price on the date of the relevant period end.  However, restricted or thinly traded public securities may be valued at discounts from the public market value due to the restrictions on sale.   It is incumbent upon the board of directors to satisfy themselves that all appropriate factors relevant to the value of securities for which market quotations are not readily available have been considered and to determine the method of arriving at the fair value of each such security. To the extent considered necessary, the board may appoint persons to assist them in the determination of such value, and to make the actual calculations pursuant

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to the board’s direction. The board must also, consistent with this responsibility, continuously review the appropriateness of the methods used in valuing each issue of security in the Company’s portfolio. The directors must recognize their responsibilities in this matter and whenever technical assistance is requested from individuals who are not directors, the findings of such intervals must be carefully reviewed by the directors in order to satisfy themselves that the resulting valuations are fair.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the cost basis of the investment without regard to unrealized appreciation or depreciation previously recognized, and include investments charged off during the year, net of recoveries.  Net change in unrealized appreciation or depreciation primarily reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.

NOTE 4: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 "Fair Value Measurements" ("SFAS No. 157"). The Company is currently assessing the impact that SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

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In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which delays the effective date of Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”) for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. We are currently evaluating the impact of adopting FSP FAS 157-2 for non-financial assets and non-financial liabilities on our financial position, cash flows, and results of operations.  We have considered all other recently issued accounting pronouncements and do not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

NOTE 5: RELATED PARTY TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for $500 cash.

NOTE 6:

PORFOLIO COMPANY ACQUISITIONS

On November 29, 2007 the Company entered into an exchange agreement with Imperia Entertainment, Inc. and certain stockholders of Imperia Entertainment, Inc.   Under the terms of the exchange the Company issued to the Imperia Entertainment, Inc. shareholders, 2,200,000 shares of common stock.   In exchange Imperia issued to the Company 220,000 shares of convertible preferred shares, each convertible into 100,000 shares of Imperia’s common stock. Of the 2,200,000 shares issued, 1,000,000 were issued to Kenneth Eade, the Company’s

President and a Director and 1,000,000 to George Ivakhnik, the Company’s Vice-President and a Director .  The acquisition was valued at the fair market value of the stock acquired.

On January 1, 2008, the Company advanced the costs to form Signature Entertainment, LLC, a limited liability company with a plan of operations to engage in film distribution.  Signature Entertainment has not yet been capitalized.  When in formation, Signature issued a Confidential Private Placement Memorandum to capitalize itself, but abandoned the offering and anticipates that it will enter into an operating agreement with its incoming management, which will involve the exchange of membership interests for distribution leads.  As of the present time, Signature has issued no membership interests and the Company is the only member of the LLC.

On March 18, 2008, the company acquired 50% of Mainline Films, LLC, in exchange for 1,000,000 shares of common stock issued to CEO and director Jeff Ritchie.

NOTE 7 – RESTATEMENTS

The financial statements as of March 31, 2008 and for the six month period then ended have been restated to properly record the net unrealized appreciation on investments, net of applicable income taxes and to record the fair value of investments acquired during the three month period ended March 31, 2008.

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Balance Sheet	Original	Adjustment		As restated

Investments	$4,053,353	$199,990	(A)	$4,253,253
Total assets	$4,053,353	199,990		4,253,253

Current liabilities	1,598			1,598
Deferred income taxes	--	1,344,106	(B)	1,344,106
Total liabilities	1,598	1,344,106		1,345,704

Common stock	840			840
Paid in capital	4,053,013	(3,753,353)	(B)	299,660
Retained earnings (deficit)	(2,098)	--		(2,098)
Net unrealized appreciation
On investments, net of
Income tax of $1,344,106	--	2,609,147	(B)	2,609,147
Total stockholders’ equity	4,051,755	(1,144,206)		2,907,549
Total liabilities and
stockholders’ equity	4 4,053,353	199,990		$ 4,253,253

Statement of Operations

Total expenses	$ 2,098	$ --		$ 2,098
Net loss before investment gain
And income taxes tax	(2,098)	--		(2,098)

Net unrealized investment gain,
Net of estimated tax	--	2,609,147	(B)	2,609,147

Net income (loss)	$ (2,098)	$ 2,609, 147		$ 2,609, 049

Net unrealized investment gain,
Net of estimated income taxes	--	(2,609,147)		(2,609,147)

Total cash used in operating activities	(2,098)	--		(2,098)

Bank overdraft	1,598	--		1,598

Proceeds from sale of stock	500	--		1,598

Ending cash	--	--		--

Common stock issued to
Acquire investments	4,053,353	(3,753,353)		300,000

(A) To correct the fair value of investment acquired during the three months ended March 31, 2008

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(B) To record the net unrealized investment gain net of estimated income taxes for the three months ended March 31, 2008.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this offering circular and, if given or made, such information or representations must not be relied upon as having been authorized by IFDC or its officers or directors. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this offering circular, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this offering circular shall not, under any circumstances,  create any implication that the information in this offering circular is correct as of any time subsequent to the date of this offering circular.

TABLE OF CONTENTS	190 N. Canon Drive Suite 420 Beverly Hills, California 90210 1-310-275-0880
Circular Summary
General Description of Issuer
Employees
Properties	5
Legal Proceedings	5
Risk Factors	6
Portfolio Companies	8
Plan of Distribution	11
Management and Certain		REGULATION E OFFERING CIRCULAR
Security Holders	18	625,000 units, each consisting of one share of common
		stock and one warrant to purchase one share
Summary Compensation	18
Certain Relationships and		June 24, 2008
Related Transactions	21
Capital Stock and Other Securities	22
Dilution	22
Use of Proceeds	23
Financial Statements	24

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